CONFIDENTIAL

Exhibit 10.89

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (this “Agreement”) is made and entered into as of March 11, 2024 (the “Effective Date”) by and between PALANTIR TECHNOLOGIES INC., a corporation with its principal place of business located at 1200 17th Street, Floor 15, Denver, Colorado, 80202 (“Palantir”), and FARADAY & FUTURE, INC., a corporation with its principal place of business located at 18455 South Figueroa Street, Gardena, California, 90248(“Faraday”).

WHEREAS, Palantir and Faraday (each a “Party” and together, the “Parties”) entered into that certain Palantir Order Form 1, effective as of July 12, 2021, and subsequent amendment (collectively, “Order Form #1”), pursuant to the Palantir Master Subscription Agreement between the Parties, (the “MSA”), for access to certain of Palantir’s products and services;

WHEREAS, Palantir initiated a confidential arbitration proceeding in JAMS on July 7, 2023, captioned Palantir Technologies, Inc. v. Faraday & Future, Inc., Ref. No. 5100001338, in which Palantir alleged that Faraday failed to make payments under the MSA and asserted claims for: (i) breach of contract; (ii) breach of the covenant of good faith and fair dealing; and (iii) unjust enrichment (the “Arbitration Proceeding”);

WHEREAS, on August 4, 2023, Faraday submitted its response to Palantir’s arbitration demand, generally denying all allegations in Palantir’s arbitration demand and asserting affirmative defenses;

WHEREAS, the Parties reached an agreement in principle to settle the Arbitration on February 28, 2024;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, rights, and obligations set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.CONSIDERATION.

1.1    Monetary Consideration. In consideration for the terms and conditions herein, Faraday shall pay Palantir a total of $5,000,000, all in USD (“Settlement Payments”) in the following installments:

•$250,000 by March 19, 2024 (“March Payment”), provided that Faraday and counsel for Faraday receive complete written instructions for payment by wire transfer or check, and a W-9 reflecting the tax identification number for the payee, by March 12, 2024.
    $1,750,000 by June 21, 2024
    $1,500,000 by September 21, 2024
    $1,500,000 by December 21, 2024

Subject to Palantir’s receipt of the Settlement Payments in full, the MSA and Order Form #1 shall be deemed terminated by the Parties effective as of, and contingent upon the occurrence of, the date that all of the Settlement Payments are paid in full by Faraday (“Termination Date”). Effective as of the Termination Date, neither Party shall have any further rights or obligations under the Order Form #1 or the MSA. Except as explicitly amended by this Agreement, and until Order Form #1 and the MSA are terminated as of the Termination Date, all other terms and conditions of Order Form #1 and the MSA shall remain in full force and effect.

If, upon written notice by Palantir of a failure to pay the Settlement Payments in full on or before the due dates set forth herein, Faraday fails to provide payment of the applicable Settlement Payments within 10 calendar days of the notice, Faraday shall be deemed to be in default (“Default”) of this Agreement. In the event of Default, Palantir shall be entitled, but not obligated, to terminate this Agreement and, upon said termination, recommence the Arbitration Proceeding to enforce the terms of the MSA and Order Form #1, including but not limited to seeking payment for amounts due thereunder as in effect immediately prior to the Effective Date of this Agreement, provided that any Settlement Payments paid by Faraday under this Agreement will be applied to any outstanding amounts owed by Faraday under the MSA and Order Form #1.

CONFIDENTIAL

For the avoidance of doubt, Palantir shall stop providing any products and services as of the Effective Date and shall have no obligation to provide any products or services pursuant to the MSA or Order Form #1 going forward, unless this Agreement is terminated for any reason; in the event of termination, the parties’ rights and obligations under the MSA and Order Form #1 will revert to their rights and obligations in effect immediately prior to the Effective Date.
1.2Stay and Dismissal of Arbitration Proceeding.

Within three business days of Palantir’s receipt of the March Payment from Faraday, as specified in Section 1.1(a) of this Agreement, the Parties shall cause their respective counsel to file a stipulation to vacate all remaining deadlines in the Arbitration Proceeding subject to Palantir’s right to recommence the Arbitration on the terms set forth in Section 1.1. Within three business days after the Termination Date, the Parties shall cause their respective counsel to file a stipulation of dismissal, dismissing all claims with prejudice. The Parties shall promptly proceed with any and all additional procedures needed to effect said dismissal.

1.3Fees and Costs. The Parties agree that they shall bear their own costs and attorneys’ fees relating to the Arbitration and to the negotiation of this Agreement.

2.MUTUAL RELEASES.

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1.1Release by Faraday.

[REDACTED]

1.2Faraday Releasor’s Unknown Claims.

[REDACTED]

1.3Release by Palantir.

[REDACTED]

1.4Palantir Releasor’s Unknown Claims.

[REDACTED]

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1.NON-DISPARAGEMENT. In consideration for the terms and conditions herein, the Faraday, on behalf of itself and the other Faraday Releasors, and Palantir, on behalf of itself and the other Palantir Releasors, represent, warrant, and covenant that, as of the Effective Date, neither they nor any other Faraday Releasor or Palantir Releasor shall take any action or make any statement relating to the subject matter of this Agreement and/or the MSA or Order Form #1 to any person or entity which is intended to or may reasonably be expected to disparage, defame, slander or otherwise harm the other Party or their respective Releasees, or any of their business or reputation in any way.

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3.CONFIDENTIALITY.

[REDACTED]

4.LIQUIDATED DAMAGES. In the event of Default by Faraday, Faraday shall be liable for, and shall pay to Palantir within 60 days liquidated damages in the amount [REDACTED] (“Liquidated Damages Amount”). The Liquidated Damages Amount is a one-time penalty and will not accumulate for multiple Defaults. The Parties agree that quantifying damages arising from such a breach is inherently difficult, and further stipulate that the Liquidated Damages Amount is not a penalty, but rather a reasonable measure of damages, given the nature of the damages that may result from such a breach. For the avoidance of doubt, if Palantir elects to terminate this Agreement in the event of Default as described in paragraph 1.1, Palantir shall have no right to any liquidated damages payments. Further, any failure to pay a Liquidated Damages Amount does not give Palantir the ability to terminate this Agreement, and the payment of the Liquidated Damages Amount in whole or in part will be applied to any outstanding amounts owed by Faraday under the MSA and Order Form #1.

5.DISPUTE RESOLUTION. Any dispute, controversy, or claim arising from or relating to this Agreement, including arbitrability, shall be finally settled by binding arbitration. This Agreement shall be deemed to have been made in, and shall be governed pursuant to the laws of the State of California and arbitration shall be administered in Los Angeles, California in accordance with the Comprehensive Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) and the Federal Rules of Evidence (notwithstanding JAMS Rule 22(d) or any other JAMS Rule to the contrary). Notwithstanding the foregoing, each Party shall have the right to institute an action at any time in a court of proper jurisdiction for preliminary injunctive relief pending a final decision by the arbitrator(s), provided that (i) the Party instituting the action shall seek an order to file the action under seal in order to limit disclosure as provided in Section 4 of this Agreement; and (ii) a permanent injunction and damages shall only be awarded by the arbitrator(s).

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6.GENERAL PROVISIONS.

1.1Successors and Assigns; Assignment. This Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. Neither Party may assign or delegate this Agreement or its rights or obligations under this Agreement without the prior written consent of the other Party, except that no consent is required (a) for assignment to an entity in which the transferring Party will own greater than 50 per cent of the shares or other interests; or (b) in connection with any sale, transfer, or disposition, including by merger or operation of law, of all or substantially all of its business or assets; provided that no such assignment will relieve an assigning party of its obligations under this Agreement. Any assignment or delegation that violates this provision shall be void..
1.2Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

1.3Notices. Any and all notices required or permitted to be given to a Party pursuant to the provisions of this Agreement will be in writing, and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two
(2)business days after such deposit for deliveries outside of the United States; (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries; or (iv) (if an electronic mail address has been provided for such purposes) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day or when acknowledged by the recipient, whichever occurs sooner. All notices for delivery outside the United States will be sent by express courier or electronic mail. All notices other than electronic mail not delivered personally will be sent with postage and/or other charges prepaid. All notices shall be properly addressed to the Party to be notified as follows (or at such other address as such Party may designate by one of the indicated means of notice herein to the other Parties hereto):

(a)if to Palantir:
(at Palantir’s address set forth in the first paragraph of the first page above) With email copy to: [REDACTED]
(b)if to Faraday:
(at Faraday address set forth in the first paragraph of the first page above) With email copy to: [REDACTED]

1.4Further Assurances. The Parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

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1.5Titles and Headings; Interpretations. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections,” “schedules” and “exhibits” will mean “sections,” “schedules” and “exhibits” to this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” is not exclusive. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of New York, New York are open for business.

1.6Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the Parties hereto with respect to such subject matter.

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1.7Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any Party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then all Parties agree to substitute such provision(s) through good faith negotiations.

1.8Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the Parties hereto. No amendment of or waiver of, or modification of any obligation under, this Agreement will be enforceable unless set forth in a writing signed by the Party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all Parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

1.9Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by means of electronic delivery and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other Party or Parties.

1.10Advice of Counsel. Faraday and Palantir each represent that they have consulted with competent counsel and enter into this Agreement willingly and voluntarily.

7.12    Agreement Not to Be Construed Against Drafter. The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
7.13.    No Admission of Liability. Each of the Parties understands and agrees that this Agreement and the settlement provided for herein are intended to compromise disputed claims and defenses, to avoid litigation and to buy peace, and that this Agreement and the settlement provided for herein shall not be construed or viewed as an admission by any Party of liability or wrongdoing, such liability being expressly denied. This Agreement, and the settlement provided for herein, shall not be admissible in any lawsuit, administrative action, or any judicial or administrative proceeding, including any arbitration proceeding, if offered to show, demonstrate, evidence, or support a contention that any of the Parties acted illegally, improperly, or in breach of law, contract, or proper conduct.
7.14    Tax Consequences. Palantir agrees that if it is later determined by the Internal Revenue Service or any other taxing body that taxes of any type should have been paid in connection with any benefit Palantir received pursuant to this Agreement, Palantir will be solely responsible for paying such taxes. Faraday makes no representations or warranties regarding the legal effect or tax consequences of this Agreement, or of any such filing or reporting by Faraday. Palantir further expressly acknowledges that it neither received nor relied upon any tax advice from Faraday or its representatives and attorneys.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the Parties has executed this Settlement and Release Agreement as of the Effective Date.

CUSTOMER:
FARADAY & FUTURE, INC.
By:
Name: Matthias Aydt
Title: CEO
Address: 18455 S Figueroa St, Gardena, CA, 90248

E-mail: [REDACTED]

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PALANTIR TECHNOLOGIES INC.
By:
Name:	Ryan Taylor
Title:	Chief Revenue Officer and Chief Legal Officer
Address:	1200 17th Street, Floor 15
Denver, Colorado, 80202
E-mail:	[REDACTED]

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EXHIBIT A

[REDACTED]

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EXHIBIT B – PROPOSED SEC DISCLOSURE

As previously disclosed, Palantir Technologies, Inc. (“Palantir”), has filed a demand for arbitration against Faraday Future Intelligent Electric Inc. (the “Company”), related to the July 12, 2021 Master Subscription Agreement (“MSA”).

On March [ ], 2024 (the “Effective Date”), the Company and Palantir entered into a settlement and release agreement (the “Settlement Agreement”) pursuant to which, among other things, the Company agreed to pay Palantir $5.0 million in four quarterly installments in 2024 (the “March Payment” and, collectively, the “Fees”). The Settlement Agreement further provides that within five business days after the Fees have been paid in full by the Company (the date upon which all Fees have been paid in full is referred to as the “Termination Date”), the parties will file a stipulation of dismissal, dismissing all claims with prejudice. Palantir and the Company further agree that upon the Effective Date and the Termination Date, to release one another from any and all claims relating to the Dispute.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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